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                                                                   Exhibit 10.17

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                            EQUITYHOLDERS AGREEMENT

                                  by and among

                           THANE INTERNATIONAL, INC.

                                      and

                          THE SEVERAL STOCKHOLDERS AND
                      WARRANTHOLDERS LISTED IN SCHEDULE I
                            HERETO FROM TIME TO TIME

                                  dated as of

                                 June 10, 1999


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                            EQUITYHOLDERS AGREEMENT

                  THIS EQUITYHOLDERS AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") is dated as of June 10, 1999 and entered into by and among Thane International, Inc., a Delaware corporation (the "Company"), the stockholders and warrantholders listed in Schedule I hereto and, without duplication, the stockholders and warrantholders becoming a party hereto by execution of a Joinder Agreement (as defined below) (collectively, the "Equityholders" and each, individually, an "Equityholder"). Unless otherwise defined herein, certain capitalized terms used herein have the respective meanings given such terms in Section 4.

                                  WITNESSETH:

                  WHEREAS, pursuant to the terms of the Credit Agreement, the Paribas Group acquired the Paribas Securities;

                  WHEREAS, pursuant to the terms of the Subordinated Loan Documents, the PCF Group acquired the PCF Securities;

                  WHEREAS, the Company and the Equityholders desire to enter into this Agreement for the purpose, among others, of providing certain registrations rights, restrictions on transfer, participation and drag-along rights in the event of certain transfers of Company Equity Securities; and

                  WHEREAS, the execution and delivery of this Agreement is a condition to the purchase by the Paribas Group and the PCF Group of the Company Equity Securities to be purchased by such Investors on the date hereof;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows;

                  SECTION 1.        TRANSFER RESTRICTIONS OF COMPANY EQUITY
SECURITIES

                  (a)      General.

                  (i) Transfer of Securities. Subject to subparagraph (d) below, no Equityholder shall directly or indirectly Transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in its Company Equity Securities except pursuant to the provisions of this Section 1 or Section 2; provided that in no event shall any Transfer of Company Equity Securities pursuant to this Section 1 (other than in accordance with either of paragraphs (c) or (d)) be made for any consideration other than Marketable Securities and/or cash payable upon consummation of such Transfer. No Equityholder shall consummate any Transfer (other than a Permitted Transfer) until 30 days after the later of the delivery to the Company and the other Equityholders required to be


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         notified pursuant to the provisions hereof of such Equityholder's
         Initial Notice or Sale Notice (as applicable), unless the parties to the Transfer have been finally determined pursuant to this Section 1 prior to the expiration of such 30-day period (the "Election Period").

                  (ii) Transferees and Future Equityholders Bound. It shall be a condition to the effectiveness of any Transfer of Equityholder Securities other than in a Public Sale or pursuant to Section 2 below that (i) if such Transfer is pursuant to a Permitted Transfer, such Equityholder gives notice to the Company of such Transfer, (ii) if the Transfer is made pursuant to Section 1(b) or (c), all of the requirements of such Sections have been complied with and (iii) in all such cases such Transferee shall execute and deliver a joinder agreement substantially in the form attached as Exhibit A hereto (a "Joinder Agreement"). For all purposes of this Agreement, any Transferee of Equityholder Securities of an Equityholder (other than a Transferee which is a member of another Equityholder Group) shall be deemed to be a member of the same Equityholder Group as the Transferor with respect to the Equityholder Securities so Transferred. The Company shall not issue any Equityholder Securities unless, as a condition to the receipt of such Equityholder Securities, the recipient executes and delivers a Joinder Agreement. The Company shall cause Schedule I hereto to be amended from time to time to reflect the addition of any party executing a Joinder Agreement after the date hereof.

                  (iii) HIG Restricted Equity Securities. Notwithstanding anything to the contrary set forth herein, HIG may not Transfer any HIG Restricted Equity Securities, unless the Transferee agrees in writing to be bound by the provisions of the Redemption Agreement and this Agreement with respect to such HIG Restricted Equity Securities.

                  (iv) Effect of Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the remaining Equityholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance; and the Company shall refuse to recognize any purported Transferee as a holder of its Company Equity Securities for any purpose. Without limitation to the foregoing, each Equityholder further agrees that the provisions of Section 6.2 shall apply in the event of any violation or threatened violation of this Agreement.

                  (b)      First Offer Rights.

                  (i) At least 30 days prior to making any Transfer of any of its Company Equity Securities (other than a Permitted Transfer or pursuant to clause (c) below), the Paribas Group or PCF Group, as the case may be (the "Transferring Equityholder") shall deliver a written notice (an "Initial Notice") to the Company. The Initial Notice shall disclose in reasonable detail the proposed number and class of Equityholder Securities to be transferred and may specify proposed terms and conditions for such Transfer.


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                  (ii)     The Company may offer to purchase all (but not less
         than all) of the Equityholder Securities specified in the Initial Notice by delivering an Offer Notice (as defined below) to the Transferring Equityholder as soon as practical but in any event within 30 days after the delivery of the Initial Notice to the Company (the "30-Day Period"). For purposes of this Agreement, an "Offer Notice" must set forth the price and other terms (and reasonable evidence of ability to perform) on which the Company proposes to purchase all (but not less than all) of the Equityholder Securities specified in the Initial Notice and shall constitute an offer to purchase such Equityholder Securities on such terms (it being understood that, unless otherwise stated in the Offer Notice, any terms specified in the Initial Notice will be binding on the Company), which offer shall be irrevocable for the 90 day period commencing on the first business day as of which the Transferring Equityholder shall be in actual receipt of the Offer Notice (the "Offer Period").

                  (iii) If the Company has delivered to the Transferring Equityholder an Offer Notice in accordance with subparagraph (ii) within the 30-Day Period provided for therein, the Transferring Equityholder may accept or reject such offer. If the Transferring Equityholder accepts any such offer, the Transfer of such Equityholder Securities shall be consummated as soon as practical after the delivery of the Offer Notice to the Transferring Equityholder, but in any event within 30 days after acceptance of the offer contained in the Offer Notice.

                  (iv) If the Company has not delivered an Offer Notice to the Transferring Equityholder in accordance with subparagraph (ii) within the 30-Day Period provided for therein or the Transferring Equityholder rejects such offer, the Transferring Equityholder may, during the Offer Period, enter into an agreement to transfer such Equityholder Securities to one or more Persons (provided that any Transfer of Company Equity Securities pursuant to such agreement shall be consummated not later than 90 days after expiration of the Offer Period (the "Transfer Period")); provided, that if the Company has delivered an Offer Notice to the Transferring Equityholder in accordance with subparagraph (ii) within the 30-Day Period provided for therein (and such Offer Notice sets forth reasonable nonprice terms of purchase), the Transferring Equityholder may not enter into an agreement during the Offer Period providing for a Transfer of such Equityholder Securities at a price which is less than or equal to the price set forth therefor in such Offer Notice, unless the Transferring Equityholder first reoffers such Equityholder Securities to the Company at such lower price and the Company does not accept such offer by delivering a written notice of such acceptance within 5 business days after receiving written notice of such re-offer. Except as otherwise provided in this Agreement, Transfers of Equityholder Securities following the Transfer Period shall be subject to this paragraph 1(b).

                  (v) Notwithstanding any other provisions hereof, any offer made by the Company pursuant to an Offer Notice, or otherwise pursuant to subparagraph (iv) above, will be deemed to be binding and irrevocable by the Company through the Offer Period. If the Transferring Equityholder accepts such offer and such Transfer is not consummated within 30 days after acceptance of such offer, and the failure of such Transfer to be so consummated is not due to any breach by the Transferring Equityholder of any of its obligations hereunder,


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         then the Transferring Equityholder may pursue any and all remedies available at law or in equity and, in addition, all restrictions contained in this clause 1(b) shall automatically terminate and be of no force or effect solely with respect to such Transferring Equityholder.

                  (c) Participation Rights. At least 30 days, and not more than 90 days, prior to any Transfer of Other Equityholder Securities (other than pursuant to a Permitted Transfer), the holder thereof (the "Transferring Other Equityholder") shall deliver a written notice (the "Sale Notice") to the Company and each of the holders of Paribas Securities and PCF Securities, specifying in reasonable detail the identity of the prospective transferee(s), the number of Other Equityholder Securities to be transferred and the terms and conditions of the Transfer. The holders of Paribas Securities and PCF Securities may elect to participate in the contemplated Transfer at the same price per share (whether voting or non-voting interests) and on the same terms and conditions (except as provided in the last sentence of this clause (c)) by delivering written notice to the Transferring Other Equityholder within 15 days after delivery of the Sale Notice. If no holder of Paribas Securities or PCF Securities delivers any such written notice within such period, the Transferring Other Equityholder may Transfer, on the terms and subject to the conditions set forth in the Sale Notice, and in the amounts and to the prospective transferee(s) identified therein, the Other Equityholder Securities designated therein, on or prior to the 15th day after initial delivery of the Sale Notice. If any holder of Paribas Securities or PCF Securities has elected to participate in such Transfer, the Transferring Other Equityholder and each such electing holder of Paribas Securities or PCF Securities shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms and conditions (except as provided in the last sentence of this clause 1(c)), a number of Company Equity Securities equal to the product of (i) the quotient determined by dividing the number of Company Equity Securities held by such Person and requested to be included in such Transfer by the aggregate number of Company Equity Securities proposed to be sold in such Transfer which are held by the Transferring Other Equityholder and all holders of Paribas Securities and PCF Securities electing to participate in such Transfer and all other holders of Company Equity Securities electing to participate in such Transfer to the extent permitted pursuant to the Stockholders Agreement (such calculation to be made assuming for purposes of this calculation that the Company has redeemed (whether or not in fact such redemption has or will occur) from the HIG Group a number of Company Equity Securities equal to the number of Warrant Shares outstanding as of the date of such calculation and (ii) the number of Company Equity Securities to be sold in the contemplated Transfer. Each Transferring Other Equityholder shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the holders of Paribas Securities or PCF Securities in any contemplated Transfer and to the inclusion (in the case of holders of Warrants) of the Warrants in the contemplated Transfer, and no Transferring Other Equityholder shall transfer any of its Company Equity Securities to any prospective transferee if such prospective transferee(s) declines to allow the participation of the holders of Paribas Securities or PCF Securities or the inclusion of the Warrants. If any portion of the Warrants is included in any Transfer of Company Shares under this clause 1(c), the purchase price for the Warrants, as the case may be, shall be equal to the full purchase price determined hereunder for the Company Shares covered by the portion of the Warrants, as the case may be, to be transferred less the Exercise Price (as defined in the applicable Warrant) for such Warrants. To the extent that the Company pays the expenses of any Equityholder transferring Company Equity Securities pursuant to this clause 1(c), then the Company shall pay the reasonable expenses of all Equityholders transferring Company Equity Securities


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pursuant to this clause 1(c). Notwithstanding any other provision of this
Agreement, it is understood and agreed that any holder of Paribas Securities or PCF Securities transferring Company Equity Securities pursuant to this clause 1(c) shall not be obligated to make any representations or warranties or provide any indemnification or other obligations that the Transferring Other Equityholder agrees to provide in connection with such Transfer except customary representations and warranties regarding such holder's title to, authority to sell, and ownership of such Paribas Securities or PCF Securities, as the case may be ("Title Representations") proposed to be sold and customary indemnification obligations on a several (and not joint) basis relating solely and specifically to such Title Representations given by such holder; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

                  (d) Permitted Transfers. The restrictions set forth in this Section 1 shall not apply with respect to any Transfer of Company Equity Securities (other than the HIG Restricted Equity Securities) (1) pursuant to a Public Sale, (2) pursuant to Section 2, (3) in the case of any member of the Paribas Group, PCF Group or HIG Group, among its respective Affiliates, officers, directors or employees, (4) in the case of any Equityholder who is a natural person, pursuant to the laws of descent and distribution or among such Equityholder's Family Group, including pursuant to the personal representative of such Equityholder upon such Equityholder's death, (5) in the case of the Paribas Group or PCF Group, if required or requested by any governmental or regulatory authority or if it has a Regulatory Problem, (6) any Transfer of Warrants or Warrant Shares to a holder of loans or commitments under the Subordinated Loan Documents or the Credit Agreement, (7) in the case of the HIG Group, to any Person, provided that any member of the HIG Group may not sell more than 5% of the Company Equity Securities owned by the HIG Group on the date hereof pursuant to this Section 1(d) or (8) pursuant to a pledge by any Equityholder of its Company Equity Securities to the Company's lenders or any Transfer by means of a foreclosure action pursuant to any such pledge (collectively referred to herein as "Permitted Transfers"), provided that the restrictions contained in this Section 1 shall continue to be applicable to the Company Equity Securities after any such Transfer except pursuant to a Public Sale or pursuant to Section 2, and provided further that the transferees of such Company Equity Securities shall have executed a Joinder Agreement as required in Section 1(a).

                  Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

                  (e) Termination of Rights and Restrictions. The restrictions on the Transfer of Company Equity Securities set forth in this
Section 1 shall continue with respect to all Company Equity Securities until the consummation of a Qualified Public Offering, except that the restrictions on Transfer set forth in this Section 1 shall terminate with respect to any particular Company Equity Security upon such earlier date on which such Company Equity Security has been transferred in a Public Sale or pursuant to Section 2 below.


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                  SECTION 2.        DRAG-ALONG RIGHTS.

                  (a) If at any time the Majority Holders determine to transfer to an Independent Third Party all of the Company Equity Securities in a sale, whether by sale of stock, merger, consolidation or otherwise, and in a bona fide negotiated transaction conducted on an arm's length basis, then such Majority Holders (the "Triggering Majority Holders") shall have the right to require both the Paribas Group and the PCF Group to sell to the proposed transferee all but not less than all of their Company Equity Securities for the same amount and type (and relative proportions of each amount and type) of consideration received by the Triggering Majority Holders, per Company Share, provided, however, that (i) any options as to the type of consideration offered to the Triggering Majority Holders or to any other Equityholder of the Company must be offered to all Equityholders; (ii) at least 90% of the value of the consideration payable to each of the Equityholders, shall be payable in cash;
(iii) any non-cash consideration (which shall not exceed 10% of the total consideration) shall constitute Marketable Securities (unless otherwise waived by the Equityholder receiving such non-cash consideration); (iv) any consideration that includes Marketable Securities must provide an option to receive non-voting securities convertible into voting securities on the same terms as the Class B Common Stock are convertible into Class A Common Stock and are otherwise identical to the securities distributed; (v) each holder of then currently exercisable rights to acquire Company Shares will be given an opportunity to exercise such rights prior to the consummation of a sale approved pursuant to this Section 2(a) and participate in such sale as a holder of Company Shares; (vi) no consideration of any type will be payable in connection with such sale, directly or indirectly, to any Equityholder or any Affiliate thereof or any entity in which any such person owns any beneficial interest, except consideration payable to such Equityholder of the same type and amount per share (and relative proportions of each amount and type) available to each Equityholder pursuant to this Section 2; (vii) each Equityholder shall transfer all of its respective securities of the Company in such transaction; (viii) all amounts owing with respect to the Credit Agreement and the Subordinated Loan Documents shall have been indefeasibly paid in full in cash at or prior to the consummation of such sale; and (ix) if such sale is structured other than as a sale of stock (i.e., is a merger, consolidation or other transaction), such sale shall have been approved by the Company's Board of Directors.

                  (b)      To exercise the drag-along right provided in this
Section 2, the Triggering Majority Holders shall first give to each member of the Paribas Group and PCF Group a written notice not less than 20 days nor more than 90 days prior to the consummation thereof containing (i) the name and address of the proposed transferee and (ii) the proposed purchase price, terms of payment and other material terms and conditions of the proposed transferee's offer. Each member of the Paribas Group and PCF Group shall thereafter be obligated, subject to the terms and conditions of Sections 2(a) and 2(b), to sell to the proposed transferee, simultaneously with the Triggering Majority Holders' sale, its Company Equity Securities.

                  (c) At the closing of any purchase of Company Equity Securities pursuant to this Section 2, each of the Equityholders and other holders of Company Equity Securities shall enter into agreements with the purchaser of the Company Equity Securities which are (i) in form and substance customary for transactions of such type, but in no event containing any representations, warranties, covenants or indemnities by any member of the Paribas Group or the PCF Group other than (A) Title


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Representations by each such Equityholder relating only to such Equityholder's own Company Equity Securities, and (B) several (but not joint) indemnification obligations by such Equityholder solely in respect of such Equityholder's own Title Representations, with liability under such indemnification obligations limited to an amount no greater than the net proceeds received by such Equityholder; provided however, that notwithstanding anything contained in this Agreement to the contrary, no such Equityholder shall be required to make any such representation or warranty or any covenant or indemnity unless (a) all other sellers in such sale are required to make the same representations, warranties, covenants and indemnities as such Equityholders, (b) each of such Equityholder's liability for breach thereof or otherwise thereunder is expressly limited to the amount of net proceeds actually received by such person in connection with such sale and (c) each of such Equityholder's liability is expressly stated to be several and pro rata with all other sellers and in no event shall any such Equityholders be jointly liable for any breaches of representations, warranties or covenants or with respect to any indemnification obligations, and (ii) are otherwise no less favorable to such Equityholder than the terms applicable to the Triggering Majority Holders.

                  (d) The Company shall pay the reasonable costs and expenses of each member of the Paribas Group and PCF Group in connection with a sale of its Company Equity Securities pursuant to this Section 2.

                  (e)      The rights and the obligations contained in this
Section 2 shall automatically terminate upon the consummation of the Initial Public Offering.

                  (f) For purposes hereof "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, is not an Equityholder or an Affiliate of any Equityholder, the Company or any subsidiary of the Company.

                  SECTION 3.        REGISTRATION RIGHTS.

                  Section 3.1       Demand Registrations.

                  (a)      Registration on Request.

                  (i) At any time following 180 days after the Initial Public Offering upon the written request of the holders of a majority of the Paribas Securities or the holders of a majority of the PCF Securities for a registration of Registrable Securities (a "Demand Request"), the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company, in accordance with the provisions of Section 3.4 hereof, will use its best efforts to effect the registration under the Securities Act of:

                           (A) the Registrable Securities of the Demanding Investor Group which the Company has been so requested to register in accordance with such Demand Request for disposition in accordance with the intended method or methods of disposition stated in such request, and


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                           (B)      all other Registrable Securities which the
                  Company has been requested to register by the holders thereof by written request given to the Company within 20 days after the giving of such written notice by the Company,

all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. No Investor Group may request the Company to effect registration of Registrable Securities pursuant to this Section 3.1 on more than one occasion; provided that a registration shall not count as having been requested by an Investor Group (i) until it has become effective and (ii) unless at least 90% of the Registrable Securities requested to be included in such registration by such Investor Group are registered and sold. Each Demand Request shall specify the approximate number of Registrable Securities of such Demanding Investor Group requested to be registered and the intended method or methods of disposition of such Registrable Securities.

                  (ii) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to be effected (A) if a Registration Statement with respect thereto shall not have become effective, (B) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the holders of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the underwriters of such Registrable Securities that were to have been sold thereunder, other than as a result of any breach by any such holder of its obligations thereunder or hereunder or (D) if the registration statement with respect thereto shall not have remained effective for a period of 180 days unless all of the Registrable Securities requested to be registered by the Investors have been sold prior to the expiration of such 180-day period.

                  (iii) Registration Statement Form. Registrations under this Section 3.1 shall be on such appropriate registration form of the Commission, including an offering on a continuous or delayed basis in the future of all or some portion of the Registrable Securities to the extent and under the terms and conditions set forth in the Securities Act (a "Shelf Registration"), as shall be selected by the Company and as shall permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition specified in the Demand Request of the Demanding Investor Group. The Company agrees to include in any such registration statement all information which the holders of Registrable Securities being registered shall reasonably request. In the event the Company is not permitted to file a Demand Registration as a Shelf Registration or on Form S-3 because it is not current with its Commission filings or for any other reason, then the Company shall file such Demand Registration on Form S-1. If a Demand Registration is filed as a Shelf Registration, then the Company will use its best efforts keep such Shelf Registration filed pursuant to this Section 3.1 continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the earlier of


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         (a) the first date that there are no Registrable Securities and (b)
         the date as of which the Shelf Registration Statement has been effective for 180 days. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, or if reasonably requested by any holder of Registrable Securities or an underwriter of Registrable Securities, relating to any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                  (iv) Selection of Underwriters. If a requested registration pursuant to this Section 3.1 involves an underwritten offering, the managing underwriter or underwriters shall be selected by the Demanding Investor Group, such underwriter to be reasonably satisfactory to the Company.

                  (v) Priority in Requested Registrations. If a Demand Registration involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Demanding Investor Group, the Company will include in such Demand Registration to the extent of the number which the Company is so advised can be sold in such offering such securities in the following order: (w) first, Registrable Securities which are proposed to be included in such registration by the Demanding Investor Group (pro rata among such members of such Investor Group on the basis of the number of Registrable Securities owned by the members of such Investor Group);
         (x) second Registrable Securities which are proposed to be included in such registration by the Investors (other than the Demanding Investor Group) pro rata among such Investors on the basis of the ratio which the amount of Registrable Securities requested to be included in such registration by each such Investor bears to the total amount of Registrable Securities requested to be included in such registration by all of such Investors (determined on a Fully Diluted Basis); (y) third all other Company Equity Securities requested to be included in such registration by holders of Company Equity Securities on the date hereof with registration rights granted under the Stockholders Agreement exercising piggyback rights pro rata among such holders on the basis of the ratio which the amount of such Company Equity Securities requested to be included in such registration by each such holder thereof bears to the total amount of Company Equity Securities requested to be included in such registration by all of such holders; and (z) fourth, all other Company Equity Securities requested by other Persons to be included such registration.

                  (vi) Restrictions on Demand Registration. If, while a Demand Request is pending pursuant to this Section 3.1, (x) the Company shall have received another Demand Request from a different Investor Group or Equityholder pursuant to the terms of the Stockholders Agreement and either such first Demand Request has not been abandoned or the 90-day period (or, in the case of the Initial Public Offering, the 180-day period) beginning on the effective date of the related Demand Registration with respect to such first Demand Request shall not have elapsed or (y) the Company has been advised by legal counsel that the filing of a registration statement would require the disclosure of a material transaction and the Company (as determined by its Board of Directors) reasonably determines in good faith that such disclosure would have a material adverse effect on the Company, then the Company shall not be required to effect a registration pursuant to this Section 3.1 in accordance with the terms of the subsequent Demand Request in the case of clause (x) above or to effect (but shall be required to prepare) a registration pursuant to this Section 3.1 in the case of clause (y), in any such case until (1) in the case of clause
         (x) above, the earlier of (A) the abandonment of such first offering and (B) the end of such 90-day period (or, in the case of the Initial Public Offering, such 180-day period) referred to therein, and (2) in the case of clause (y) above, the earlier of (A) the date upon which such material transaction is otherwise disclosed to the public or ceases to be material and (B) ninety (90) days after the Company makes such good faith determination, provided that the Company shall not be permitted to delay a requested registration in reliance on clause (y) above more than once in any 12-month period and provided, further, that in the event the Company exercises its rights under clause (y) above, the registration shall not be counted as a Demand Registration for purposes of Section 3.1(a)(i) hereof until actually effected. The Company shall be obligated to pay all Registration Expenses in connection with all such withdrawn or delayed registrations.

                  (b)      Rescission. A requested registration under this
Section 3.1 may be rescinded by written notice to the Company by the Demanding Investor Group. Such rescinded registration shall not count as a registration statement initiated pursuant to this Section 3.1 for purposes of clause (a)(i) above, provided that, subject to the following provisions of this clause (b) and as otherwise provided in Section 3.1(a)(vi), the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 3.1, the request of which has been subsequently withdrawn by the Demanding Investor Group. In such case, (i) the Demanding Investor Group shall bear all such Registration Expenses, and (ii) the Company shall be deemed not to have effected a registration pursuant Section 3.1; unless, however, the Demanding Investor Group agrees to forfeit its right to one Demand Request pursuant to Section 3.1, in which case all Registration Expenses shall be borne by the Company. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Demanding Investor Group has learned of a material adverse change in the condition or business of the Company from that known to the Demanding Investor Group at the time of its Demand Request, then the Demanding Investor Group shall not be required to pay any of said Registration Expenses (and shall not forfeit any of its Demand Requests) and the Company shall pay all such Registration Expenses.

                  Section 3.2 Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a transaction described in Rule 145 of the Securities Act or on Form S-4 or S-8), whether or not for sale for its own account, the Company will each time give prompt written notice of such proposed filing to all Investors (i) in all cases at least 20 days before the anticipated filing date and (ii) in the case of a proposed registration in connection with the exercise of any demand registration rights (other than the demand registration rights under Section 3.1 hereof) within five (5) Business Days after the Company receives notice of such demand. Such notice shall offer such Investors the opportunity to register such amount of their Registrable Securities as they shall request (a "Piggyback Registration") subject to Sections 3.2(b) and 3.2(c) hereof. Subject to Sections 3.2(b) and 3.2(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after such notice has been given by the Company to the Investors; provided that the Company (as determined by the Board of Directors of the Company) may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities originally proposed to be registered thereunder (but shall still be obligated to pay all Registration Expenses in connection therewith), provided, however, that any such withdrawal or termination shall be without prejudice to the rights of any Investor Group to cause such registration to be effected pursuant to a registration under Section 3.1 hereof. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Investors shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

                  (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company by or through one or more underwriters and the managing underwriters thereof advise the Company in writing that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in the Registration Statement relating to such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors and Company Equity Securities (other than Registrable Securities) requested to be included in such registration by holders of Company Equity Securities on the date hereof with registration rights granted under the Stockholders Agreement, reduced, if necessary, on a pro rata basis, based on the ratio which the amount of such Company Equity Securities requested to be included in such registration by each such Investor or other securityholder bears to the total amount of Company Equity Securities requested to be included in such registration by all such securityholders and (iii) third, all other Company Equity Securities requested by other Persons to be included in such registration provided that, if such registration contemplates an "over-allotment option" on the part of underwriters, to the extent such over-allotment option is exercised and the Investors were excluded from registering any of the Registrable Securities they requested be included in such registration (the "Excluded Registrable Securities") pursuant to the priority provisions of Section 3.2(b) or 3.2(c), then the over-allotment option shall be fulfilled through the registration and sale of the Excluded Registrable Securities, subject to the priority provisions of Section 3.2(b)(ii) above.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of any holders of the Company's securities (other than the holders of Registrable Securities), by or through one or more underwriters and the managing underwriters advise the Company in writing that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the securities proposed to be sold by the Person initiating such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors and Company Equity Securities owned by such other securityholders exercising the piggyback rights granted by the Company to such securityholders pursuant to the Stockholders Agreement, based on the ratio which the amount of such Company Equity Securities requested to be included in such registration by each such Investor or other securityholder bears to the total amount of Company Equity Securities requested to be included in such registration by all such securityholders and (iii) third, all other Company Equity Securities requested by other Persons to be included in such registration.

                  Section 3.3 Holdback Agreements; Participation in Underwritten Registration.

                  (a) Holdback Agreement of Equityholders of Registrable Securities. If the Company shall at any time register securities under the Securities Act (whether or not for its own account and including any registration pursuant to Sections 3.1 and 3.2 hereof), each Equityholder agrees, if so requested (pursuant to timely notice) by the managing underwriter of an underwritten registration not to effect any public sale or public distribution of any Company Equity Securities, other than those securities included in a registration pursuant Sections 3.1 or 3.2 hereof which originally triggered the obligations under this Section 3.3(a) without the prior written consent of such managing underwriter, during the thirty (30) days prior to the effective date of such registration and until the earlier of (i) the end of the 90-day period or, in the case of the Initial Public Offering, 180-day period, beginning on the effective date of such registration and (ii) the abandonment of such offering. Notwithstanding the provisions of the preceding sentence, a Holder may sell any or all of its Registrable Securities in a private sale. The Company may legend and impose stop transfer instructions on any certificate evidencing securities relating to the restrictions provided in this Section 3.3(a).

                  None of the foregoing provisions of this Section 3.3(a) shall apply to any Investor if such Investor is prevented by applicable statute or regulation from entering into any such agreement or must otherwise dispose of its securities as a consequence of a regulatory issue; provided, that any such Investor shall undertake not to effect any public sale or public distribution of the applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                  (b)      Holdback Agreement of the Company. During the period
(x) beginning 30 days prior to the effective date of any registration statement filed with respect to Registrable Securities pursuant to a Demand Registration or Piggyback Registration and such registration is an underwritten public offering and (y) ending 90 days or, in the case of the Initial Public Offering, 180-day period, after the effective date of any such registration statement (if such lock-up period is required by the underwriters), the Company shall not (except as part of such registration) effect any public sale or public distribution of any of its Company Equity Securities for its own account (other than in connection with any employee stock option or other benefit plan). The Company shall use its reasonable best efforts to cause each of its directors, members of management, other employees and other stockholders who are not a party hereto to agree in writing to be bound to provisions substantially similar to those set forth in this Section 3.3(b).

                  (c) Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all questionnaires, customary powers of attorney, customary indemnities, customary underwriting agreements and other customary documents required under the terms of such underwriting arrangements; provided, that no Investor included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties, on a several but not joint basis, regarding such Investor and such Investor's intended method of distribution.

                  (d) Holdback Agreement of Holder of HIG Restricted Equity Securities. No HIG Restricted Equity Securities may be the subject of any registration whether implemented pursuant to the terms of this Agreement, the Stockholders Agreement or otherwise.

                 Section 3.4 Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use its best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities as prescribed by Section 3.1 or 3.2 on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use its best efforts to cause each such Registration Statement to become and remain effective for up to 180 days; provided, however, that before filing a Registration Statement, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, the underwriters, if any, and any attorney, accountant or other agent retained by any such holder of Registrable Securities or underwriters (i) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such holders, their counsel and underwriters, if any, and (ii) if requested, financial and other information required by the Commission to be included in such Registration Statement and all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration; and shall cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants of the Company, to respond to such inquiries and supply all information, as shall be necessary, in the opinion of respective counsel to such holders and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act, and in the case of a Demand Registration, will not file any Registration Statement to which the Demanding Investor Group or the underwriters, if any, shall reasonably object;

                  (b) prepare and file with the Commission such amendments, post-effective amendments and prospectus supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided, that the Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that results in the selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period;

                  (c) furnish to each selling holder of Registrable Securities covered by a registration statement and to each underwriter, if any, such number of copies of such registration statement, each amendment and post-effective amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                  (d) use its best efforts to register or qualify and, if applicable, to cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the securities to be included in a Registration Statement for offer and sale under the securities or blue sky laws of such jurisdictions within the United States of America as any such selling holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction;

                  (e) cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (f) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (g) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month periods;

                  (h) permit any holder of Registrable Securities which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (i) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the securities included therein for sale in any jurisdiction within the United States of America, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction within the United States of America, the Company will use its best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

                  (j) if the Piggyback Registration or Demand Registration is an underwritten registration, obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling holders of Registrable Securities) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each selling holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the holders of a majority of the Registrable Securities being sold may reasonably request;

                  (k) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling holders of the Registrable Securities being sold), addressed to each selling holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be reasonably requested by such counsel and underwriters, if any;

                  (1) promptly (but in any event, within two (2) business days) notify the selling holders of Registrable Securities, their counsel and the managing underwriters, if any, and confirm such notice in writing,

                  (i) when a prospectus or any supplement or post-effective amendment to such prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

                  (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

                  (iv) if at any time the representations and warranties of the Company contemplated by clause (i) of paragraph (q) below cease to be true and correct in any respect,

                  (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose,

                  (vi) of the happening of any event that makes any statement made in such Registration Statement untrue in any material respect or that requires the making of any changes in such Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading, and

                  (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

                  (m) if requested by the managing underwriters, if any, or a holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the holders of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                  (n) furnish to each selling holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

                  (o) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities not bearing any restrictive legends and in a form eligible for deposit with The Depository Trust Company to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or each holder of Registrable Securities may request at least three (3) business days prior to any sale of Registrable Securities to the underwriters;

                  (p) as promptly as practicable upon the occurrence of any event contemplated by clause (vi) of paragraph (1) above, prepare a supplement or post-effective amendment to the Registration Statement, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (q) enter into such agreements (including underwriting agreements in customary form, scope and substance) and take all such other actions in connection therewith as the holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Demanding Investor Group) or the underwriters, if any, reasonably request in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and the Registration Statement, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when requested;

                  (ii) if an underwriting agreement is entered into, cause the same to include the indemnification and contribution provisions and procedures substantially similar to (and no less favorable to the selling holders of Registrable Securities and the underwriters than) those contained in Section 3.6 hereof with respect to all parties to be indemnified pursuant to said

         Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require); and

                  (iii) deliver such documents and certificates as may be requested by the Holders of Registrable Securities being sold and managing underwriters, if any, to evidence compliance with clause (i) above and with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company, it being understood that the above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Demanding Investor Group).

                  (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                  (s) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby; and

                  (t) cause its employees and personnel to use their commercially reasonable efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in one (1) "road show" as requested by the Demanding Investor Group) to the extent possible taking into account the Company's business needs and the requirements of the marketing process.

                  Each holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.4(l)(ii), 3.4(l)(iii), 3.4(l)(v), 3.4(l)(vi) or 3.4(l)(vii), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such holder's receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 3.4(p), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in
Section 3.1 hereof shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement receives (x) the copies of the supplemented or amended prospectus contemplated by Section 3.4(p) hereof or (y) the Advice, as the case may be.

                  Section 3.5 Registration Expenses.

                  All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (i) all registration, filing fees and expenses (including fees with respect to filings made with NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter", as may be required by the rules and regulations of the NASD), (ii) fees and expenses of compliance with all Federal securities and State "blue sky" laws (including reasonable fees and disbursements of one blue sky counsel for the underwriters and selling holders of Registrable Securities (excluding local counsel) in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Demanding Investor Group) may designate), (iii) printing expenses (including printing certificates for the Registrable Securities to be sold and the Registration Statements), messenger and delivery expenses, duplication, word processing, and telephone expenses,
(iv) fees and disbursements of counsel for the Company, and (v) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company regardless of whether a Registration Statement becomes effective; provided that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the reasonable fees and expenses of one special counsel for the holders of Registrable Securities being sold chosen by the holders of a majority of Registrable Securities being sold (or in the case of a Demand Registration, the Demanding Investor Group), and expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  Section 3.6 Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Investor and each officer, director, employee, counsel, agent and representative of such Investor and each Person who controls any such Person (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it and them harmless from, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses") arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Misstatement/Omission"), except that the Company shall not be liable (i) insofar as such Misstatement/Omission is based upon and in conformity with information furnished in writing to the Company by an Investor expressly for use therein and (ii) to the extent that any such claim arises out of or is based upon a Misstatement/Omission made in any preliminary prospectus, (x) to the extent such Misstatement/Omission is corrected in the final prospectus and (y) having previously been timely furnished by or on behalf of the Company with sufficient copies of the final prospectus, such indemnified Person thereafter fails to deliver such prospectus prior to or concurrently with the sale to the Person who purchased a Registrable Security from such indemnified Person and who is asserting such claim. In connection with an underwritten offering, the Company will indemnify such underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters to the same extent as provided above with respect to the indemnification of the Investors. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be party.

                  (b) Indemnification by Investors. In connection with any Registration Statement in which an Investor is participating, each such Investor will furnish to the Company in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, and each such Investor agrees to indemnify, to the fullest extent permitted by law, the Company, its directors, officers, employees, counsel, agents or representatives and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) against, and hold it and them harmless from, any Losses resulting from any Misstatement/Omission, but only to the extent that such Misstatement/Omission is based upon and in conformity with information furnished in writing by such Investor expressly for use in such Registration Statement; provided that the obligation to indemnify will be individual (several and not joint) to each Investor and will be limited to the net amount of proceeds (net of payment of all expenses) received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

                  (c) In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an Affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such Affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its Affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).

                  No indemnified party shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

                  (d) The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

                  (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, and will survive the transfer of securities.

                  (f) Contribution. If the indemnification provided for in this Section 3.6 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 3.6(a) or Section 3.6(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Investor, on the other, in connection with the Misstatement/Omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.6(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

                  The relative fault of the Company, on the one hand, and of such Investor, on the other, shall be determined by reference to, among other things, whether the relevant

Misstatement/Omission relates to information supplied by the Company or by such Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission.

                  The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 3.6(f), an Investor shall not be required to contribute any amount in excess of the amount such Investor would have been required to pay to an indemnified party if the indemnity under Section 3.6(b) was available.

                  No Person who has been determined by a court of competent jurisdiction in a final non-appealable decision to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not been found by a court competent jurisdiction to be guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 3.6 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

                 Section 3.7 Rules 144 and 144A.

                  After the Initial Public Offering the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the filing requirements of this
Section 3.7.

                 SECTION 4. DEFINITIONS.

                 "Advice" shall have the meaning provided in Section 3.4.

                  "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Bank Holding Company shall Act" mean the Bank Holding Company Act of 1956, as amended and any rules and regulations or interpretations promulgated thereunder (including without limitation, Regulation Y or any successor to such Regulations) by the Board of Governors of the Federal Reserve System.

                  "Charter" shall mean the Amended and Restated Articles of Incorporation of the Company.

                  "Class A Common Stock" shall mean the "Class A Common Stock" as defined in the Charter.

                  "Class B Common Stock" shall mean the "Class B Common Stock" as defined in the Charter.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Company" shall have the meaning provided in the first paragraph of this Agreement.

                  "Company Equity Securities" means any and all Company Shares, the Warrants, a" other shares of capital stock or membership interests of the Company, and any securities convertible into or exchangeable for capital stock of the Company, and all options, warrants or other rights to purchase or acquire capital stock of the Company or securities convertible into or exchangeable for such capital stock, now or hereafter issued by the Company (including any Company Equity Securities issued or issuable with respect thereto, whether by dividend, split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, or upon conversion or exchange therefor).

                  "Company Shares" means, the Class A Common Stock, the Class B Common Stock and any other equity of the Company which is not limited to a fixed sum or stated value in respect to the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company or any other securities of the Company into which such Company Shares or such other securities shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Company Shares have been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Company Shares in shares of capital stock or other securities, or subdivides (or combines) its outstanding Company Shares into a greater (or smaller) number of Company Shares, a Company Share shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a Company Share outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled. For purposes of this Agreement only, any Person who holds Warrants shall be deemed to be the holder of the Company Shares obtainable upon exercise of the Warrants, as the case may be, regardless of any restriction or limitation on the exercise of the Warrants and references herein to Company Shares include the Warrants.

                  "Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, by and among the Company, the various financial institutions a party thereto and Paribas, as Agent, as amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including without limitation the Warrant Documents (as defined therein) and all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refinancings thereof.

                  "Demand Request" has the meaning set forth in Section 3.1(a).

                  "Demand Registration" shall mean any registration requested pursuant to Section 3.1 by any Investor Group.

                  "Demanding Investor Group" shall mean the Investor Group making a Demand Request pursuant to Section 3.1 hereof.

                  "Equityholder Group" means each of the Paribas Group, PCF Group, Executive Group and HIG Group.

                  "Equityholder Securities" means any Company Equity Securities held by an Equityholder; provided that Equityholder Securities shall cease to be Equityholder Securities when they have been transferred in a Public Sale.

                  "Equivalent Nonvoting Security" shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by applicable law or with respect to any amendment or repeal of any provision of the organizational documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of applicable law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock or unit splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate applicable law.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Executive Group" means, collectively, William F. Hay and Denise DuBarry Hay and any Transferee of any of the Equityholder Securities held by the Executive Group during the term hereof (other than a member of the HIG Group, the Paribas Group or the PCF Group) excluding any Transferee of Equityholders Securities sold in any Public Sale.

                  "Family Group" means a Person's spouse, siblings, parents and lineal descendants (whether natural or adopted) and the trustee of any trust solely for the benefit of or a custodian under the Uniform Gifts to Minors Act for, such Person and/or such Person's spouse, siblings, parents and/or lineal descendants.

                  "Fully Diluted Basis" means, as applied to the calculation of the total number of Company Shares outstanding at any time, after giving effect to (a) all Company Shares outstanding at the time of determination and (b) without duplication, the additional amount of Company Shares that would be issuable if all outstanding rights, as of the time of calculation, to purchase, exchange or convert Company Equity Securities were exercised (without regard to any conditions, vesting, restrictions or other contingencies to exercise), including the Warrants.

                  "HIG" means HIG Infomercial Company, a Cayman Islands company.

                  "HIG Group" means, collectively, HIG and any Transferee of any of the Equityholder Securities held by a member of the HIG Group during the term hereof (other than a member of the Executive Group, Paribas Group or PCF Group) excluding any Transferee of Equityholders sold in a Public Sale.

                  "HIG Restricted Equity Securities" shall mean initially 103,450 shares of Common Stock (as adjusted for stock splits, dividends, reclassifications and similar adjustments) initially issued to HIG and which are then subject to redemption under the Redemption Agreement. As to any particular HIG Restricted Equity Security, such security shall cease to be an HIG Restricted Equity Security when a corresponding PCF Warrant exercisable into the same number of such securities is redeemed by the Company.

                  "Independent Third Party" shall have the meaning provided for in Section 2(f) hereof.

                  "Initial Public Offering" means the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Company Equity Securities to the public.

                  "Investor Group" means each of the Paribas Group and the PCF Group.

                  "Investors" shall mean those Persons which are included within any Investor Group.

                  "Losses" shall have the meaning provided in Section 3.6(a).

                  "Majority Holders " means holders of at least fifty-one percent (51%) of the aggregate amount of all Company Equity Securities determined on a Fully Diluted Basis.

                  "Marketable Securities" shall mean equity securities that are actively traded on a national securities exchange located in the United States or on the Nasdaq Stock Market that are part of an issue with a pre-transaction public capitalization in excess of $500 million and that may be freely traded without any restriction under contract, law, rule or otherwise, including, without limitation, any restriction as to volume on such exchange or the Nasdaq Stock Market immediately following receipt thereof or at any time thereafter by each holder of Company Equity Securities.

                  "Misstatement/Omission" shall have the meaning provided in
Section 3.6(a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Other Equityholder Securities" means any Company Equity Securities held by any members of the HIG Group or the Executive Group; provided that Other Equityholder Securities shall cease to be Other Equityholder Securities when they have been Transferred in a Public Sale.

                  "Other Equityholders" means all Equityholders other than the Paribas Group and the PCF Group.

                  "Paribas Group" means, collectively, the Equityholders identified in Schedule I hereto as the Paribas Group, and any Transferee of any of the Equityholder Securities held by any member of the Paribas Group during the term hereof (other than a member of the Executive Group, the HIG Group or the PCF Group) excluding any Transferee of Equityholder Securities sold in any Public Sale.

                  "Paribas Registrable Securities" means (i) any and all of the Company Shares issued or issuable upon the exercise of the Warrants pursuant to the Paribas Warrant Agreement, (ii) all Company Shares and Company Equity Securities acquired by, or issued or issuable to, any Person included within the Paribas Group or any of its respective Affiliates on or after the date hereof, and (iii) any securities issued or issuable with respect to such Company Shares and Company Equity Securities referred to in clauses (i) and (ii) above by way of dividends or splits or in connection with a combination of units, membership interests, securities, shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Paribas Registrable Securities, such securities will cease to be Paribas Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act even if thereafter they are reacquired by such Person included within the Paribas Group or any of its respective Affiliates or sold to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the Securities Act or any successor rule. The foregoing notwithstanding, a security will not cease to be a Paribas Registrable Security until all stop transfer instructions or notations and, if requested by the registered Investor, restrictive legends with respect to such security have been lifted or removed. For purposes of this Agreement, a Person will be deemed to be a holder of Paribas Registrable Securities whenever such Person has the rights to acquire directly or indirectly such Paribas Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected and such Person shall be entitled to exercise the rights of a holder of Paribas Registrable Securities hereunder.

                  "Paribas Securities" means any Company Equity Securities held by a Person included within the Paribas Group; provided that Paribas Securities shall cease to be Paribas Securities and Equityholder Securities when they have been transferred in a Public Sale.

                  "Paribas Warrant Agreement" means the Warrant Agreement dated as of the date hereof by and between the Company and Paribas North America, Inc. as amended, modified and supplemented from time to time.

                  "PCF Group" means, collectively, the Equityholders identified in Schedule I hereto as the PCF Group, and any Transferee of any of the Equityholder Securities held by any member of the PCF Group during the term hereof (other than the Executives, HIG or a member of the Executive Group, the HIG Group or the Paribas Group) excluding any Transferee of Equityholder Securities sold in any Public Sale.

                  "PCF Registrable Securities" means (i) any and all of the Company Shares issued or issuable upon the exercise of the Warrants pursuant to the PCF Warrant Agreement, (ii) all Company Shares and Company Equity Securities acquired by, or issued or issuable to, any Person included within the PCF Group or any of its respective Affiliates on or after the date hereof, and (iii) any securities issued or issuable with respect to such Company Shares and Company Equity Securities referred to in clauses (i) and (ii) above by way of dividends or splits or in connection with a combination of units, membership interests, securities, shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular PCF Registrable Securities, such securities will cease to be PCF Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act even if thereafter they are reacquired by such Person included within the PCF Group or any of its respective Affiliates or sold to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the Securities Act or any successor rule. The foregoing notwithstanding, a security will not cease to be a PCF Registrable Security until all stop transfer instructions or notations and, if requested by the registered Investor, restrictive legends with respect to such security have been lifted or removed. For purposes of this Agreement, a Person will be deemed to be a holder of PCF Registrable Securities whenever such Person has the rights to acquire directly or indirectly such PCF Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected and such Person shall be entitled to exercise the rights of a holder of PCF Registrable Securities hereunder.

                  "PCF Securities" means any Company Equity Securities held by a Person included within the PCF Group; provided that PCF Securities shall cease to be PCF Securities and Equityholder Securities when they have been Transferred in a Public Sale.

                  "PCF Warrant" shall mean the warrants issued pursuant to the PCF Warrant Agreement.

                  "PCF Warrant Agreement" means the Warrant Agreement dated as of the date hereof by and between the Company and Paribas Capital Funding LLC, as amended, modified and supplemented from time to time.

                  "Permitted Transferee" means any Transferee of Company Equity Securities pursuant to a Permitted Transfer.

                  "Permitted Transfers" has the meaning set forth in Section
1(d).

                  "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Piggyback Registration" shall have the meaning provided in
Section 3.2(a).

                  "Public Sale" means any sale of Company Equity Securities to the public (i) pursuant to an offering registered under the Securities Act or
(ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in effect).

                  "Qualified Public Offering" shall mean the date of any underwritten public offering pursuant to an effective registration statement under the Securities Act (other than an offering made in connection with a business combination or acquisition or an employee benefit plan) covering the offer and sale of Company Shares to the public with gross proceeds to the Company of at least $25,000,000, and such Company Shares are listed on the New York Stock Exchange, Inc. or quoted or listed on any other national securities exchange or the National Market System of the Nasdaq Stock Market.

                  "Redemption Agreement" shall mean the Redemption Agreement, dated as of the date hereof, between the Company and HIG.

                  "Registrable Securities" means, collectively, the PCF Registrable Securities and the Paribas Registrable Securities.

                  "Registration Expenses" shall have the meaning provided in
Section 3.5(a).

                  "Registration Statement" means any registration statement (including a shelf registration) under the Securities Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Regulated Holder" means any Equityholder (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds Company Equity Securities.

                  "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

                  "Regulatory Problem" shall mean, with respect to any Investor, any set of facts, events or circumstances the existence of which would cause such Investor to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in connection with the prevailing regulatory environment) that such Investor is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including without limitation, the Bank Holding Company Act).

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Shelf Registration" shall have the meaning set forth in
Section 3.1(a)(iii) of this Agreement.

                  "Stockholders Agreement" shall mean that certain Stockholders Agreement of the Company, dated as of the date hereof by and among the Company and the stockholders a party thereto.

                  "Subordinated Loan Documents" shall mean the Senior Subordinated Loan Agreement dated as of June 10, 1999 among the Company and the financial institutions party thereto from time to time, as amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including without limitation the Warrant Documents (as defined therein) and all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refinancings thereof.

                  "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security (including, without limitation, transfers pursuant to the laws of descent and distribution). "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

                  "Warrant Shares" means (a) the Company Shares issued or issuable upon exercise of a Warrant in accordance with the Paribas Warrant Agreement and/or the PCF Warrant Agreement, as the case may be, or upon exchange of a Warrant in accordance with the Paribas Warrant Agreement or the PCF Warrant Agreement, as the case may be, and Company Shares issuable upon a future exercise or exchange, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with the Paribas Warrant Agreement and/or the PCF Warrant Agreement, as the case may be and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b).

                  "Warrantholder" means any holder of Warrants or Warrant
Shares.

                  "Warrants" shall mean the warrants to purchase Warrant Shares initially issued pursuant to the Paribas Warrant Agreement or the PCF Warrant Agreement, as the case may be, and all such warrants issued in exchange or replacement thereof.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. Each party hereto, individually and not jointly, hereby represents, warrants and covenants to the remaining parties as follows: (a) such party has full authority and power under its charter, bylaws, governing partnership or limited liability company agreement or comparable document to enter into this Agreement (and, in the case of individuals, such individual has full capacity to execute, deliver and perform this Agreement); (b) this Agreement constitutes the valid and binding obligation of such party except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the application of equitable principles, whether applied by a court of equity or law; and (c) the execution, delivery and performance by such party of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such party, or require such party to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such party is a party or by which the property of such party is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such party, except as provided herein. No Equityholder is a party to, or shall enter into, any agreement or other arrangement of any kind with any Person with respect to Company Equity Securities inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

                  SECTION 6. MISCELLANEOUS.

                  Section 6.1 No Inconsistent Agreement. The registration rights granted to the Investors hereby do not and shall not conflict with any other registration rights granted by the Company, including without limitation, those rights granted pursuant to the Stockholders Agreement. The Company shall not, after the date hereof, grant any demand registration rights and shall not grant any other registration rights which conflict with, impair or are otherwise senior to or pari passu with the registration rights granted hereby.

                  Section 6.2 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights provided in the Charter, the Credit Agreement the Subordinated Loan Documents, the Paribas Warrant Agreement, the PCF Warrant Agreement or granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  Section 6.3 Amendments and Waivers of this Agreement the Stockholders Agreement and the Redemption Agreement. Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and each of the Equityholder Groups. The Company, HIG and the Executives shall not amend, modify or supplement any provision of the Stockholders Agreement in a manner that is inconsistent with the terms hereof or would adversely affect any rights of the Investors hereunder without the prior written consent of the Investors. The Company and HIG shall not amend, modify or supplement any provision of the Redemption Agreement.

                  Section 6.4 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, the provisions of this Agreement which are for the benefit of any Equityholder are also for the benefit of, and enforceable by, any subsequent Equityholder which has executed a Joinder Agreement. The Company may not assign its rights or obligations hereunder without prior written consent of each Equityholder except by operation of law.

                  Section 6.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

                  Section 6.7 Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  Section 6.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable air courier guaranteeing overnight delivery (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent by facsimile. Such notices, demands and other communications shall be sent to the Company and each Equityholder at the address indicated on the signature pages hereto, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice, demand or other communication given hereunder will be deemed to have been given as of the date so delivered; as of the first business day after being delivered to an overnight air courier guaranteeing overnight delivery; on the fifth business day after being mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; as the case may be.

                  Section 6.9 GOVERNING LAW, SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE REGISTRABLE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  Section 6.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  Section 6.11 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover attorneys' fees in addition to any other available remedy.

                  Section 6.12 Legend. Each certificate evidencing Equityholder Securities and each certificate issued in exchange for or upon the transfer of any Equityholder Securities (if such Equityholder Securities remain Equityholder Securities subject to the restrictions of this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 The securities evidenced hereby were originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended, and the security evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. The securities represented by this certificate are subject to an Equityholders Agreement dated as of June 10, 1999, among the issuer of such securities (the "Company") and certain investors, as amended and modified from time to time. A copy of such agreement shall be furnished without charge by the Company to the holder hereof upon written request.

The Company shall imprint such legend on certificates evidencing Company Equity Securities outstanding as of the date hereof. The first sentence of the legend set forth above may (at the request of the holder thereof) be removed from the certificates evidencing Company Equity Securities which cease to be Registrable Securities in accordance with the definitions in Section 4 hereof and the second sentence of the legend set forth above may (at the request of the holder thereof) be removed from the certificates evidencing Company Equity Securities which cease to be Equityholder Securities in accordance with the definitions in
Section 4 hereof.

                  Section 6.13 Conflict. In the event of any conflict between the terms of this Agreement and the Charter, the terms and provisions of this Agreement shall control and govern in all respects.

                  Section 6.14 New Equityholders. Notwithstanding anything to the contrary contained in the Charter, immediately upon the exercise of a Warrant, the holders of Company Shares to be issued pursuant to such Warrant shall have become equityholders of the Company upon such Persons' compliance with the terms of such Warrant alone (and no further action shall be required by any Person) and shall not be subject to any requirement or consents or approvals other than those contained in the Warrant itself.


                                   * * * * *

         IN WITNESS WHEREOF the parties hereto have or have caused this Agreement to be duly executed as of the date first above written.


Notice Address:                        THANE INTERNATIONAL, INC.

78-140 Calle Tampico
La Quinta, California 92253            By: /s/
Attention: William Hay                    ------------------------------------
Telephone:                                Name:
Facsimile:                                Title:

    with a copy to:

    HIG Infomercial Company
    c/o HIG Capital Management, Inc.
    1001 Brickell Bay Drive, Suite 2708
    Miami, Florida 33131
    Attention: Federico Sanchez
    Telephone: 903-935-3680
    Facsimile: 903-934-9915

Notice Address:                        PARIBAS CAPITAL FUNDING LLC

787 Seventh Avenue
New York, New York 10019               By /s/
Attention: Joseph Kaufman                --------------------------------------
Telephone: 212-841-2634                  Name:
Facsimile: 212-841-2144                  Title:

    with a copy to:

    Kirkland & Ellis
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Christopher Butler, Esq.
    Telephone: 312-861-2298
    Facsimile: 312-861-2200


                   [Equityholders Agreement signature page]

Notice Address:                        PARIBAS NORTH AMERICA, INC.

787 Seventh Avenue
New York, New York 10019               By   /s/ John G. Martinez
Attention: Douglas Gouchoe               --------------------------------------
Telephone: 212-841-2109                  Name:  John G. Martinez
Facsimile: 212-841-2363                  Title: Financial Controller

    with a copy to:

    O'Melveny & Myers LLP
    Citicorp Center
    153 East 53rd Street
    New York, NY 10022-4611
    Attention: Jonathan Williams
    Telephone: 212-326-2000
    Facsimile: 212-326-2061


Notice Address:                        HIG INFOMERCIAL COMPANY

c/o HIG Capital Management, L.L.C.
1001 Brickell Bay Drive, Suite 2708    By: /s/
Miami, Florida 33131                      -------------------------------------
Attention: Federico Sanchez               Name:
Telephone: 903-935-3680                   Title:
Facsimile: 903-934-9915

    with a copy to:

    White & Case LLP
    200 South Biscayne Boulevard
    Suite 4900
    Miami, Florida 33131
    Attention: Jorge L. Freeland, Esq.


                   [Equityholders Agreement signature page]

Notice Address:

49-455 Cochella                        /s/ William F. Hay
La Quinata, California 92253          -----------------------------------------
                                      WILLIAM F. HAY


Notice Address:

49-455 Cochella                        /s/ Denise Dubarry Hay
La Quinata, California 92253          -----------------------------------------
                                      DENISE DUBARRY HAY


                    [Equityholders Agreement signature page]

                                                                     SCHEDULE 1


Paribas Group

Paribas North America, Inc.


PCF Group

Paribas Capital Funding LLC


Executive Group

William F. Hay
Denise DuBarry Hay


HIG Group

HIG Infomercial Company

                                                                      EXHIBIT A

                           Form of Joinder Agreement

         The undersigned hereby becomes a party to the Equityholders Agreement (the "Agreement") dated June 10, 1999 among Thane International, Inc. and the several parties thereto from time to time, and agrees to be subject to and fully bound by the terms of the Agreement from and after the date hereof. As of the date hereof, the undersigned makes each of the representations and warranties set forth in Section 5 of the Agreement as to itself.

[Date]
                                       ----------------------------------------
                                       [NAME OF UNDERSIGNED]

                                       Address for Notices:

                                       ----------------------------------------

                                       ----------------------------------------


                                       Equityholder Group Designation, if any:


                                       ----------------------------------------


Accepted this ____ day of
___________ , _____

THANE INTERNATIONAL, INC.



    By: ----------------------------
        Name:
        Title: